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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of The Travelers Series Trust - MFS Value Portfolio (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                 Chief Administrative Officer
The Travelers Series Trust -            The Travelers Series Trust -
MFS Value Portfolio                     MFS Value Portfolio



/s/ R. Jay Gerken                       /s/ Andrew B. Shoup
---------------------------             -------------------------
R. Jay Gerken                           Andrew B. Shoup
Date: September 8,2004                  Date: September 8,2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.